Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On July 16, 2013, Progress Software Corporation (the "Company") completed the sale of its Apama product line to Software AG. The sale of the Apama product line was completed pursuant to the terms of a Master Asset Purchase Agreement, dated June 11, 2013. As contemplated by the Master Asset Purchase Agreement, the Company assigned various assets associated with the Apama product line, including fixed assets, intellectual property and customer and vendor agreements, to Software AG, and Software AG assumed related liabilities.

The aggregate purchase price paid to the Company for the Apama product line was $44.3 million. There are no relationships between the Company or any of its affiliates, or any director or officer of the Company, or any associate of any such director or officer, and Software AG, or any of their respective affiliates.

The Company's Quarterly Report on Form 10-Q for the period ended May 31, 2013 reflects the assets and liabilities of the Apama product line as held for sale in the unaudited condensed consolidated balance sheet as of May 31, 2013, and reflects the results of operations for the six months ended May 31, 2013 and 2012, as discontinued operations. The unaudited pro forma condensed consolidated financial information presented in the balance sheet and income statements below has been presented as if the sale described above occurred on May 31, 2013 (in the case of the condensed consolidated balance sheet) or December 1, 2009 (in the case of the condensed consolidated statements of income). The unaudited financial information presented should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended November 30, 2012, and the Quarterly Report on Form 10-Q for the quarter ended May 31, 2013.

The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and does not purport to represent what the results of operations or financial position of the Company would actually have been had the transaction described above occurred on the dates noted above, or to project the results of operations or financial position of the Company for any future period. The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable. The pro forma adjustments are directly attributable to the transaction and are expected to have a continuing impact on the results of operations of the Company. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma financial information have been made.

Unaudited Condensed Consolidated Balance Sheet
As of May 31, 2013

(In thousands, except per share data)	Historical (1)	Pro Forma Adjustments (2)		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$218,387	$40,500	(a), (c)	$258,887
Short-term investments	37,417	—		37,417
Total cash, cash equivalents and short-term investments	255,804	40,500		296,304
Accounts receivable, net	50,772	—		50,772
Other current assets	26,782	—		26,782
Deferred tax assets	13,254	—		13,254
Asset held for sale	11,236	(11,236)	(b)	—
Total current assets	357,848	29,264		387,112
Property and equipment, net	59,352	—		59,352
Intangible assets, net	11,430	—		11,430
Goodwill	224,440	—		224,440
Deferred tax assets	26,776	—		26,776
Investments in auction rate securities	26,500	—		26,500
Other assets	4,747	4,500	(d)	9,247
Total assets	$711,093	$33,764		$744,857
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	6,594	2,010	(e)	8,604
Accrued compensation and related taxes	23,053	—		23,053
Income taxes payable	154	15,419	(f)	15,573
Other accrued liabilities	29,480	—		29,480
Short-term deferred revenue	102,094	44	(c)	102,138
Liabilities held for sale	4,012	(4,012)	(b)	—
Total current liabilities	165,387	13,461		178,848
Long-term deferred revenue	1,293	88	(c)	1,381
Deferred tax liabilities	515	(141)	(g)	374
Other noncurrent liabilities	1,660	—		1,660
Commitments and contingencies				—
Shareholders' equity:				—
Preferred stock, $0.01 par value; authorized, 1,000,000 shares; issued, none	—	—		—
Common stock, $0.01 par value, and additional paid-in capital; authorized, 200,000,000 shares; issued and outstanding, 54,046,817 shares	232,838	—		232,838
Retained earnings, including accumulated other comprehensive loss of $13,139	309,400	20,356	(c), (g), (h)	329,756
Total shareholders' equity	542,238	20,356		562,594
Total liabilities and shareholders' equity	$711,093	$33,764		$744,857

(1) Historical results represent balances as reported in the Company's unaudited condensed consolidated balance sheet included in the Company's Quarterly Report on Form 10-Q for the quarter ended May 31, 2013.

(2) Pro forma adjustments relate to the divestiture of the Apama product line, which was sold to Software AG in July 2013. The Apama product line assets and liabilities were presented as held for sale in the Company's Quarterly Report on Form 10-Q for the quarter ended May 31, 2013.

Unaudited Condensed Consolidated Statement of Income
Year Ended November 30, 2012

(In thousands, except per share data)	Historical (1)	Pro Forma Adjustments (2)		Pro Forma
Revenue:
Software licenses	$113,270	$(6,644)	(a)	$106,626
Maintenance and services	221,935	(10,949)	(a)	210,986
Total revenue	335,205	(17,593)		317,612
Costs of revenue:
Cost of software licenses	6,112	(336)	(a)	5,776
Cost of maintenance and services	36,192	(6,314)	(a)	29,878
Amortization of acquired intangibles	1,259	(599)	(a)	660
Total costs of revenue	43,563	(7,249)		36,314
Gross profit	291,642	(10,344)		281,298
Operating expenses:
Sales and marketing	117,855	(19,017)	(a)	98,838
Product development	53,017	(8,574)	(a)	44,443
General and administrative	62,053	(64)	(a)	61,989
Amortization of acquired intangibles	962	(142)	(a)	820
Restructuring expenses	8,100	(896)	(a)	7,204
Acquisition-related expenses	215	—		215
Total operating expenses	242,202	(28,693)		213,509
Income from operations	49,440	18,349		67,789
Other expense	196	—		196
Income from continuing operations before income taxes	49,636	18,349		67,985
Provision for income taxes	17,032	5,999	(b)	23,031
Income from continuing operations	$32,604	$12,350		$44,954
Earnings per share from continuing operations:
Basic	$0.52			$0.71
Diluted	$0.51			$0.71
Weighted average shares outstanding:
Basic	62,881			62,881
Diluted	63,741			63,741

(1) Historical results represent balances as reported in the Company's consolidated statement of income included in the Company's Annual Report on Form 10-K for the year ended November 30, 2012.

(2) Pro forma adjustments relate to the divestiture of the Apama product line, which was sold to Software AG in July 2013.

Unaudited Condensed Consolidated Statement of Income
Year Ended November 30, 2011

(In thousands, except per share data)	Historical (1)	Pro Forma Adjustments (2)		Pro Forma
Revenue:
Software licenses	$125,966	$(16,000)	(a)	$109,966
Maintenance and services	234,738	(11,094)	(a)	223,644
Total revenue	360,704	(27,094)		333,610
Costs of revenue:
Cost of software licenses	5,430	(790)	(a)	4,640
Cost of maintenance and services	37,238	(7,095)	(a)	30,143
Amortization of acquired intangibles	2,600	(606)	(a)	1,994
Total costs of revenue	45,268	(8,491)		36,777
Gross profit	315,436	(18,603)		296,833
Operating expenses:
Sales and marketing	102,618	(18,803)	(a)	83,815
Product development	44,876	(6,693)	(a)	38,183
General and administrative	61,816	(44)	(a)	61,772
Amortization of acquired intangibles	966	(453)	(a)	513
Restructuring expenses	3,383	(81)	(a)	3,302
Acquisition-related expenses	536	—		536
Total operating expenses	214,195	(26,074)		188,121
Income from operations	101,241	7,471		108,712
Other income	(519)	—		(519)
Income from continuing operations before income taxes	100,722	7,471		108,193
Provision for income taxes	34,380	2,422	(b)	36,802
Income from continuing operations	$66,342	$5,049		$71,391
Earnings per share from continuing operations:
Basic	$1.01			$1.09
Diluted	$0.98			$1.06
Weighted average shares outstanding:
Basic	65,705			65,705
Diluted	67,540			67,540

(1) Historical results represent balances as reported in the Company's consolidated statement of income included in the Company's Annual Report on Form 10-K for the year ended November 30, 2012.

(2) Pro forma adjustments relate to the divestiture of the Apama product line, which was sold to Software AG in July 2013.

Unaudited Condensed Consolidated Statement of Income
Year Ended November 30, 2010

(In thousands, except per share data)	Historical (1)	Pro Forma Adjustments (2)		Pro Forma
Revenue:
Software licenses	$125,680	$(13,523)	(a)	$112,157
Maintenance and services	225,930	(8,301)	(a)	217,629
Total revenue	351,610	(21,824)		329,786
Costs of revenue:
Cost of software licenses	5,229	(651)	(a)	4,578
Cost of maintenance and services	30,144	(6,280)	(a)	23,864
Amortization of acquired intangibles	5,780	(587)	(a)	5,193
Total costs of revenue	41,153	(7,518)		33,635
Gross profit	310,457	(14,306)		296,151
Operating expenses:
Sales and marketing	91,974	(18,446)	(a)	73,528
Product development	50,080	(10,334)	(a)	39,746
General and administrative	51,413	(64)	(a)	51,349
Amortization of acquired intangibles	2,803	(1,046)	(a)	1,757
Restructuring expenses	22,711	(2,757)	(a)	19,954
Total operating expenses	218,981	(32,647)		186,334
Income from operations	91,476	18,341		109,817
Other income	3,758	—		3,758
Income from continuing operations before income taxes	95,234	18,341		113,575
Provision for income taxes	32,666	6,357	(b)	39,023
Income from continuing operations	$62,568	$11,984		$74,552
Earnings per share from continuing operations:
Basic	$0.98			$1.17
Diluted	$0.94			$1.13
Weighted average shares outstanding:
Basic	63,957			63,957
Diluted	66,212			66,212

(1) Historical results represent balances as reported in the Company's consolidated statement of income included in the Company's Annual Report on Form 10-K for the year ended November 30, 2012.

(2) Pro forma adjustments relate to the divestiture of the Apama product line, which was sold to Software AG in July 2013.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

Pro Forma Adjustments to the Condensed Consolidated Balance Sheet as of May 31, 2013

(a) To record cash proceeds received from the disposition.

(b) To eliminate assets and liabilities sold in the disposition.

(c) To record proceeds received and associated deferred revenue for an arrangement entered into with Software AG as part of the disposition.

(d) To record amount held in escrow, and expected to be received, to secure the payment of any indemnification claims under the disposition arrangement.

(e) To accrue estimated direct transaction costs associated with the disposition.

(f) To accrue the estimated tax liability associated with the gain on the disposition.

(g) To eliminate the deferred taxes associated with the disposition.

(h) To record the net gain on the disposition.

Pro Forma Adjustments to the Condensed Consolidated Statements of Income for the Years Ended November 30, 2012, 2011 and 2010

(a) To eliminate the revenue and direct expenses of the Apama product line.

(b) To adjust the provision for income taxes for the effects of the pro forma adjustments, at statutory rates.